EXHIBIT 10.1

EXECUTION VERSION

Amendment No. 1 (this “Amendment”) dated as of April 30, 2014, among CLAIRE’S, INC., a Delaware corporation (“Holdings”), CLAIRE’S STORES, INC., a Florida corporation (the “Borrower”), the LENDERS party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as administrative agent (the “Administrative Agent”) and as Issuing Bank under the Amended and Restated Credit Agreement, dated as of September 20, 2012, among Holdings, the Borrower, the Administrative Agent, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto, as in effect on the date hereof (the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, Section 9.08 of the Credit Agreement provides that Holdings, the Borrower, the Required Lenders and the Issuing Bank may enter into this Amendment;

WHEREAS, Holdings, the Borrower and the Required Lenders desire to amend the Credit Agreement on the terms set forth herein

SECTION 1. Amendments to Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The definition of “Letter of Credit Sublimit” is amended by inserting the words “or such lesser amount as may be mutually agreed in writing from time to time by the Borrower and the Administrative Agent” immediately following the parenthetical appearing in such definition.

(b) Section 6.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 6.11 Total Net Secured Leverage Ratio. Permit the Total Net Secured Leverage Ratio to exceed 6.00 to 1.00 as of (i) the last day of any fiscal quarter when the Revolving Facility Credit Exposure outstanding exceeds $15 million as of such day, and (ii) on the date of any Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (each such date hereinafter being referred to as an “Interim Testing Date“) if, after giving effect thereto the Revolving Facility Credit Exposure outstanding shall exceed $15 million; provided, however, that in the case of clause (ii), the Total Net Secured Leverage Ratio shall be calculated as of the last day of the most recent fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 5.04(a) or (b) on or prior to such Interim Testing Date but for purposes of such calculation the amount of Senior Secured Debt as of the last day of such fiscal quarter shall be adjusted by removing all Revolving Facility Credit Exposure outstanding at such last day of such fiscal quarter (to the extent otherwise included in

Senior Secured Debt as of the last day of such fiscal quarter) and adding in the Revolving Facility Credit Exposure outstanding on such Interim Testing Date (after giving effect to any Borrowing on such Interim Testing Date) to the extent such Revolving Facility Credit Exposure would otherwise be included in Senior Secured Debt as of such date. For the avoidance of doubt, in the case of clause (ii), the Secured Leverage Ratio shall be calculated without including any proceeds of any Borrowing on the applicable Interim Testing Date in Unrestricted Cash.

SECTION 2. Representations and Warranties. Holdings and the Borrower, jointly and severally represent that, both immediately before and immediately after giving effect to Amendment:

(a) The representations and warranties set forth in the Loan Documents are true and correct in all material respects, with the same effect as though made on and as of such times, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b) no Default or Event of Default exists.

SECTION 3. Conditions. The amendments set forth in Section 1 shall become effective on the date (“Amendment No. 1 Effective Date”) when

(a) the Administrative Agent (or its counsel) shall have received from the Administrative Agent, Holdings, the Borrower, the Issuing Bank and Lenders constituting the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment; and

(b) the Administrative Agent shall have received, for the account of each Lender that has consented to this Amendment prior to noon, New York City time, on April 30, 2014 a fee equal to 0.15% of the aggregate principal amount of such Lender’s Revolving Facility Commitment.

SECTION 4. Certain Consequences of Effectiveness. On and after the Amendment No. 1 Effective Date, references in the Credit Agreement to this “Agreement” and references in the Loan Documents to the “Credit Agreement” shall refer to the Credit Agreement as amended by Amendment. Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document all of which shall remain in full force and effect.

SECTION 5. Applicable Law; Waiver of Jury Trial. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement. The provisions of Section 9.07, 9.11 and 9.15 of the Credit Agreement are incorporated herein mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CLAIRE’S, INC.

By:	/s/ J. Per Brodin
Name: J. Per Brodin
Title: EVP/CFO

CLAIRE’S STORES, INC.

By:	/s/ J. Per Brodin
Name: J. Per Brodin
Title: EVP/CFO

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

By:	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Lez Vowell
Name: Lez Vowell Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Charles K. Holmes
Name: Charles K. Holmes Title: Executive Director